UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 26, 2007
TVIA, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-30539 (Commission File Number)	94-3175152 (IRS Employer Identification No.)

4001 Burton Drive, Santa Clara, California (Address of principal executive offices)	95054 (Zip Code)
(408) 327-8000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02. Non-Reliance on Previously Issued Reports.
(a) As previously announced, the audit committee of the board of directors of Tvia, Inc. (the “Company”) has commenced a review of the Company’s financial results for the 2006 and 2007 fiscal years and the quarterly periods therein with respect to issues related to collectibility of accounts receivable, the value of inventory held by customers and the timing of recorded sales. Pending the completion of its review, the audit committee of the board of directors, with the concurrence of the Company’s independent registered public accounting firm, BDO Seidman, LLP, concluded on January 29, 2007 that the financial statements and all earnings press releases and similar communications issued by the Company relating to those periods referred to above should not be relied upon.
The Company previously restated on November 22, 2006 its historical financial statements for the fiscal year ended March 31, 2006 and for the quarters ended December 31, 2005 and June 2006 to defer approximately $6.4 million of revenue originally recognized on delivery to certain customers. The November 22, 2006 restatement arose from the Company’s inability to timely collect or enforce payment terms on sales to certain of its customers in Asia and a determination by the Company that sales to these customers should have been recognized on sell-through to end users, as evidenced by cash collection. In January 2007, the Company was provided with new evidence with respect to undisclosed side arrangements affecting the payment terms and obligations with certain of its customers. The new review is part of an independent investigation by Tvia’s audit committee to determine the nature and extent of these side arrangements, identify the responsible parties, and determine the appropriate actions, including whether an additional restatement of the financial statements for the above periods is required. The Company believes that the majority of the revenues that are potentially affected by side arrangements were deferred in the November 22, 2006 restatement, however additional reversals of revenue could be required. In addition, the independent investigation will assess whether amounts reflected as deferred revenue and the related customer receivables should be reversed based on the nature of the customer arrangements, however any resulting adjustment is not expected to have any affect on the Company’s historical profit and loss statements. As a result of these issues and continuing weakness in the marketplace for the Company’s products, TVIA believes that additional material inventory loss reserves may be necessary for the quarter ended December 31, 2006. The Company is also assessing whether additional inventory reserves should have been recorded in prior periods.
The Company issued a press release on January 30, 2007, a copy of which is attached as Exhibit 99.1 to this report and is incorporated herein by reference.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Principal Officers.
On Friday, January 26, 2007, Mr. Mark Mangiola tendered his resignation, effective immediately, as a director of the Company.
On Saturday, January 27, 2006, Mr. R. David Dicioccio tendered his resignation, effective immediately, as a director of the Company.
Item 9.01. Exhibits
(d)

Exhibit No.	Description

99.1	Press Release dated January 30, 2007

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tvia, Inc. (Registrant)
Date: January 30, 2007
	By:	/s/ Keith P. Yee
Keith P. Yee
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated January 30, 2007